UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-3543	DUKE ENERGY INDIANA, INC. (an Indiana corporation) 1000 East Main Street Plainfield, Indiana 46168	35-0594457

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On September 17, 2015, Duke Energy Indiana, Inc. (the “Company”) reached a settlement with the Office of Utility Consumer Counselor, the Duke Energy Indiana Industrial Group and Nucor Steel — Indiana on operating costs at the Edwardsport clean coal gasification plant.  Per the terms of the settlement, as proposed, the Company would incur an $85 million reduction in previously deferred operating and maintenance expenses and a $5 million shareholder funded commitment for attorney fees, trusts and programs.  The remaining costs deferred by the Company and incurred prior to the 2016 cap will be recovered from customers over eight years.  The parties also agreed that the commercial in-service date of the plant will remain June 7, 2013, for accounting and ratemaking purposes.

In addition, the settlement proposes a cap on ongoing capital expenditures as well as recoverable annual plant operating and maintenance costs billed to customers through 2017, and that future regulatory filings to update plant operating costs and customer rates will be made annually rather than twice a year.  The operating and maintenance cap amounts to be included in annual filings in 2016 and 2017 are as follows:

Period	Base Operating and Maintenance Amount	Cap Amount	Amount to be Recovered
12 Months Ended March 31, 2015	$67.2 million
Calendar Year 2016 (beginning with the issuance of an IURC order approving the Settlement or July 1, 2016, whichever occurs earlier)		$73.3 million pro-rated based on the number of months remaining in 2016 after issuance of an IURC order approving the settlement	Lower of retail portion of 2016 actual or cap amount
Calendar Year 2017		$76.8 million	Lower of retail portion of 2017 actual or cap amount

The cap amounts on ongoing capital expenditures to be included in subsequent annual filings in 2016 and 2017 are as follows:

Period	Cap Amount of Ongoing Capital Additions (Retail)	Incremental Ongoing Capital Additions to be Recovered (Retail)
Balance at March 31, 2015 (to be implemented upon the issuance of an IURC order approving the Settlement)		$24.6 million
April 1, 2015 through Calendar Year 2016	$36.1 million, including ongoing capital additions from April 1, 2015 through December 31, 2016	Lower of retail portion of 2015/2016 actual expenditures or cap amount
Calendar Year 2017	$16.9 million	Lower of retail portion of 2017 actual expenditures or cap amount

As a result of the settlement, the Company expects to take a pre-tax charge of approximately $90 million in the third quarter of 2015 which will be reflected as a special item and excluded from the Company’s adjusted diluted earnings per share.

The settlement is subject to approval by the Indiana Utility Regulatory Commission (the “IURC”).  If approved, the settlement would resolve all Edwardsport-related proceedings currently pending at the IURC.   A decision on the settlement by the IURC is expected in the first half of 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: September 18, 2015	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY INDIANA, INC.

Date: September 18, 2015	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President and Chief Legal Officer

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